As filed with the U.S. Securities and Exchange Commission on December 24, 2008

                                                                                                                File No. 811-09036

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
             ACT OF 1940                                                                                                                                                     (X)

            Amendment No. 35

UBS Relationship Funds
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

One North Wacker Drive Chicago, Illinois 60606
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(312) 525-7100
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Mark F. Kemper, Esq. UBS Global Asset Management (Americas) Inc. One North Wacker Drive Chicago, Illinois 60606
(NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)

Please Send Copy of Communications to: Bruce G. Leto, Esq. Stradley, Ronon, Stevens & Young, LLP 2600 One Commerce Square Philadelphia, Pennsylvania 19103

EXPLANATORY NOTE

This Amendment No. 35 to the Registration Statement of UBS Relationship Funds (the “Trust”) on Form N-1A (File No. 811-09036) (the “Registration Statement”) is being filed to amend and supplement the Trust's Amendment No. 32 under the Investment Company Act of 1940, as amended (the “1940 Act”), filed with the U.S. Securities and Exchange Commission (“SEC”) on April 29, 2008 (Accession No. 0001193125-08-095279) (“Amendment 32”), as pertaining to the Parts A of the UBS Emerging Markets Equity Relationship Fund and UBS Emerging Markets Equity Completion Relationship Fund series of the Trust and the Part B of all of the series of the Trust. The Parts A of the UBS Emerging Markets Equity Relationship Fund and UBS Emerging Markets Equity Completion Relationship Fund series of the Trust and the Part B as it relates to all of the series of the Trust, as filed in Amendment 32, are incorporated by reference herein. In addition, the supplements to the Parts A and Part B relating to certain series of the Trust, as filed in (1) the Trust’s Amendment No. 33 under the 1940 Act, filed with the SEC on October 28, 2008 (Accession No. 0001137439-08-000409); and (2) the Trust’s Amendment No. 34 under the 1940 Act, filed with the SEC on November 21, 2008 (Accession No. 0001137439-08-000437) are incorporated herein by reference. This amendment does not affect or incorporate by reference the currently effective Parts A as they relate to other series of the Trust.

The shares of beneficial interest of the series of the Trust are not registered under the Securities Act of 1933, as amended (the “Securities Act”) because each series of the Trust issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act.

Shares of the series of the Trust may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The audited Financial Statements and the Report of Independent Auditors thereon of the Trust for the fiscal year ended December 31, 2007 (as filed with the Commission on March 7, 2008 (Accession Number 0001193125-08-049604)) contained in the Annual Report of the Trust, dated December 31, 2007, and the unaudited Financial Statements for the semi-annual period ended June 30, 2008 (as filed with the Commission on September 8, 2008 (Accession Number 0001193125-08-191895)) contained in the Semiannual Report of the Trust, dated June 30, 2008, are incorporated herein by reference.

UBS Relationship Funds

Amendment dated December 24, 2008 to the Offering Memorandum for UBS Emerging Markets Equity Completion Relationship Fund dated April 29, 2008.

Effective November 25, 2008, Manish Modi and Yit-Mee Cheah replaced Niraj Bhagwat, as portfolio managers for the UBS Emerging Markets Equity Completion Relationship Fund. Therefore, on page A-8 of the Prospectus, the section entitled “Portfolio management” is replaced in its entirety by the following:

Urs Antonioli, Manish Modi, Yit-Mee Cheah, Gabriel Csendes and Geoffrey Wong are the portfolio mangers for the Fund and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio. Decisions with respect to the management of the Fund's portfolio are made on the recommendation of individual members of the Emerging Markets Equity Committee, and are approved by the Committee of which Messrs. Antonioli, Modi, Csendes, and Wong and Ms. Cheah are sole members. The Emerging Markets Equity Committee provides direct involvement and accountability for the specific researcher involved in decisions, tempered by the seasoned judgment of senior equity management. The Committee members meet formally on a bi-weekly basis to discuss and review research and client portfolios and have responsibility for allocating the portfolio among the various managers and analysts and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Mr. Antonioli is responsible for implementing the decisions made by the Emerging Markets Equity Committee. Information about Messrs. Antonioli, Modi, Csendes, and Wong and Ms. Cheah is provided below:

Urs Antonioli is Research Director at UBS Global Asset Management. He is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS AG since 1994. Mr. Antonioli has been a portfolio manager of the Fund since 2007.

Manish Modi is an Asia (ex-Japan) portfolio manager at UBS Global Asset Management. He is also an Executive Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 2004. Mr. Modi was a portfolio manager of the Fund between October 2007 and January 2008 and has recently rejoined the Portfolio Management Team.

Gabriel Csendes is an Executive Director at UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1999. Mr. Csendes has been a portfolio manager of the UBS Emerging Markets Equity Completion Relationship Fund since 2008.

Geoffrey Wong is Head of Global Emerging Markets and Head of Asia Pacific Equities at UBS Global Asset Management. He is also a Managing Director of UBS Global Asset

Management and has been an investment professional with UBS Global Asset Management since 1997. Mr. Wong has been a portfolio manager of the Fund since 2007.

Yit-Mee Cheah is a member of the Global Emerging Markets Strategy Committee. She is also a Managing Director at UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1997. Ms. Cheah has been a portfolio manager of the UBS Emerging Markets Equity Completion Relationship Fund since 2008.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by each portfolio manager and each portfolio manger’s ownership of the Fund shares.

INVESTORS SHOULD RETAIN THIS AMENDMENT FOR FUTURE REFERENCE.

UBS Relationship Funds

Amendment dated December 24, 2008 to the Offering Memorandum for UBS Emerging Markets Equity Relationship Fund dated April 29, 2008.

Effective November 25, 2008, Manish Modi and Yit-Mee Cheah replaced Niraj Bhagwat as portfolio managers for the UBS Emerging Markets Equity Relationship Fund. Therefore, on pages A-9 and A-10 of the Prospectus, the third through seventh paragraphs in the section entitled “Portfolio management” are replaced in their entirety by the following:

Urs Antonioli, Manish Modi, Yit-Mee Cheah, Gabriel Csendes and Geoffrey Wong are the portfolio mangers for the UBS Emerging Markets Equity Relationship Fund and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio. Decisions with respect to the management of the Fund's portfolio are made on the recommendation of individual members of the Emerging Markets Equity Committee, and are approved by the Committee of which Messrs. Antonioli, Modi, Csendes, and Wong and Ms. Cheah are sole members. The Emerging Markets Equity Committee provides direct involvement and accountability for the specific researcher involved in decisions, tempered by the seasoned judgment of senior equity management. The Committee members meet formally on a bi-weekly basis to discuss and review research and client portfolios and have responsibility for allocating the portfolio among the various managers and analysts and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Mr. Antonioli is responsible for implementing the decisions made by the Emerging Markets Equity Committee. Information about Messrs. Antonioli, Modi, Csendes, and Wong and Ms. Cheah is provided below:

Urs Antonioli is Research Director at UBS Global Asset Management. He is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS AG since 1994. Mr. Antonioli has been a portfolio manager of the Fund since 2007.

Manish Modi is an Asia (ex-Japan) portfolio manager at UBS Global Asset Management. He is also an Executive Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 2004. Mr. Modi was a portfolio manager of the Fund between October 2007 and January 2008 and has recently rejoined the Portfolio Management Team.

Gabriel Csendes is an Executive Director at UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1999. Mr. Csendes has been a portfolio manager of the UBS Emerging Markets Equity Relationship Fund since 2008.

Geoffrey Wong is Head of Global Emerging Markets and Head of Asia Pacific Equities at UBS Global Asset Management. He is also a Managing Director of UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1997. Mr. Wong has been a portfolio manager of the Fund since 2007.

Yit-Mee Cheah is a member of the Global Emerging Markets Strategy Committee. She is also a Managing Director at UBS Global Asset Management and has been an investment professional with UBS Global Asset Management since 1997. Ms. Cheah has been a portfolio manager of the UBS Emerging Markets Equity Completion Relationship Fund since 2008.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by each portfolio manager and each portfolio manger’s ownership of the Fund shares.

INVESTORS SHOULD RETAIN THIS AMENDMENT FOR FUTURE REFERENCE.

UBS Relationship Funds

Amendment dated December 24, 2008 to the Statement of Additional Information for the UBS Relationship Funds dated April 29, 2008.

1.	Effective November 25, 2008, Manish Modi and Yit-Mee Cheah replaced Niraj Bhagwat as portfolio managers for the UBS Emerging Markets Equity Relationship Fund and UBS Emerging Markets Equity Completion Relationship Fund.

Therefore, on page B-70 of the Statement of Additional Information, the information presented with respect to Niraj Bhagwat under the heading “Item 15. Portfolio managers” is replaced in its entirety by the following:

Portfolio Manager (Funds managed)	Registered investment companies		Other pooled investment vehicles		Other accounts

		Assets managed (in millions)		Assets managed (in millions)		Assets managed (in millions)

	Number		Number		Number
Manish Modi(j) (UBS Emerging Markets	3	$344	58	$7,470	14	$3,405
Equity Relationship Fund and UBS
Emerging Markets Equity Completion
Relationship Fund)
Yit-Mee Cheah(j) (UBS Emerging Markets	3	$344	58	$7,470	11	$3,404
Equity Relationship Fund and UBS
Emerging Markets Equity Completion
Relationship Fund)

                      (j) Manish Modi and Yit-Mee Cheah began managing the Funds effective on November 25, 2008.

2.	Effective January 1, 2009, John J. Murphy and Abbie J. Smith will serve as noninterested Trustees.

A. The following is added to the table on pages B-42 and B-43 of the Statement of Additional Information under the heading, “Item 12. Management of the Trust”:

Name, address and age	Position(s) held with Trust	Term of office(1) and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in Fund complex overseen by Trustee	Other directorships held by Trustee

John J.		Since	Mr. Murphy is the President of	Mr. Murphy is a	Mr. Murphy is a director of Nicholas
Murphy(2)	Trustee	2009	Murphy Capital Management	director or trustee of	Applegate funds (13 portfolios); a
268 Main			(investment advice) (since	three investment	director of Legg Mason Equity Funds

Street			1983).	companies	(47 portfolios) (since 2007); and a
P.O. Box				(consisting of 55	trustee of Consulting Group Capital
718				portfolios) for which	Markets funds (11 portfolios).
Gladstone,				UBS Global AM
NJ				(Americas) or one of
07934				its affiliates serves
Age: 64				as investment
advisor, sub-advisor
or manager.

Abbie J.	Trustee	Since	Ms. Smith is a Boris and Irene	Ms. Smith is a	Ms. Smith is a director of HNI
Smith(2)		2009	Stern Professor of Accounting	director or trustee of	Corporation and chair of the human
The			in The University of Chicago	three investment	resources and compensation committee
University of			Booth School of Business	companies	(formerly known as HON Industries Inc.)
Chicago			(since 1980). In addition, Ms.	(consisting of 55	(office furniture) (since 2000) and a
Booth			Smith is the co-founding	portfolios) for which	director and chair of the audit committee
School of			partner of Fundamental	UBS Global AM	of Ryder System Inc. (transportation,
Business			Investment Advisors (hedge	(Americas) or one of	logistics and supply-chain management)
5807 S.			fund) (since 2008). Formerly,	its affiliates serves	(since 2003). In addition, Ms. Smith is a
Woodlawn			Ms. Smith was a Marvin Bower	as investment	trustee/director (since 2000) and a
Avenue			Fellow at Harvard Business	advisor, sub-advisor	member of the audit committee (since
Chicago, IL			School (2001–2002).	or manager.	2000) and portfolio performance
60637					committee (since 2002) of the
Age: 55					Dimensional Funds complex (96
portfolios).

(1)	Each Trustee holds office for an indefinite term.

(2)	As of January 1, 2009, each Trustee is also an Independent Trustee of UBS Supplementary Trust and UBS Private Portfolios Trust, which are both investment vehicles advised by UBS Global AM (Americas) and are excluded from registration under the Investment Company Act in reliance on the exemptions afforded by Section 3(c)(7) of the Investment Company Act. During the period from April 29, 2008 through January 1, 2009, each Trustee, other than Mr. Murphy and Ms. Smith, was also an Independent Trustee of UBS Supplementary Trust and UBS Private Portfolios Trust, which are both investment vehicles advised by UBS Global AM (Americas) and are excluded from registration under the Investment Company Act in reliance on the exemptions afforded by Section 3(c)(7) of the Investment Company Act.

B. The following is added to the table on page B-48 of the Statement of Additional Information under the heading, “Item 12. Management of the Trust”:

Independent Trustees	Dollar range of equity securities in Trust†	Aggregate dollar range of equity securities in all registered investment companies overseen by Trustee for which UBS
Global AM (Americas) or an affiliate serves as investment
advisor, sub-advisor or manager†
John J. Murphy	None	None

Abbie J. Smith	None	None

† Information regarding ownership is as of December 31, 2007 for each Trustee except Mr. Murphy and Ms. Smith. Information regarding ownership is as of January 1, 2009 for Mr. Murphy and Ms. Smith.

Note regarding ranges: In disclosing the dollar range of equity securities beneficially owned by a Trustee in these columns, the following ranges will be used: (i) none; (ii) $1-$10,000; (iii) $10,001-$50,000; (iv) $50,001-$100,000; or (v) over $100,000.

     C. The following is added to the paragraph on page B-48 of the Statement of Additional Information under the heading, “Item 12. Management of the Trust,” and the sub-heading, “Information about Independent Trustee ownership of securities issued by UBS Global AM (Americas) or any company controlling, controlled by or under common control with UBS Global AM (Americas)”:

As of January 1, 2009, John J. Murphy and Abbie J. Smith did not own any securities issued by UBS Global AM (Americas) or any company controlling, controlled by or under common control with UBS Global AM (Americas).

     D. The following is added to the table on page B-48 of the Statement of Additional Information under the heading, “Item 12. Management of the Trust,” and the sub-heading, “Compensation table”:

Name and position held	Annual aggregate compensation from the Trust[1]	Pension or retirement benefits accrued as part of Fund expenses	Total compensation from the Trust and Fund complex paid to Trustees[2]

John J. Murphy, Trustee*	$0	N/A	$0

Abbie J. Smith, Trustee*	$0	N/A	$0

1 Represents aggregate compensation paid by the Trust to each Trustee indicated for the fiscal year ended December 31, 2007.

2 This amount represents the aggregate amount of compensation paid to the Trustees for service on the Board of Directors/Trustees of four registered investment companies (three registered investment companies with regard to Mr. Auch) managed by UBS Global AM (Americas) for the fiscal year ended December 31, 2007.

* Mr. Murphy and Ms. Smith did not serve as Trustees for the Trust or other investment companies managed by UBS Global AM (Americas) or an affiliate for the fiscal year ended December 31, 2007.

     E. In addition, the following replaces the biographical information pertaining to J. Mikesell Thomas in the table on page B-43 of the Statement of Additional Information under the heading, “Item 12. Management of the Trust”:

Name, address and age	Position(s) held with Trust	Term of office(1) and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in Fund complex overseen by Trustee	Other directorships held by Trustee

J. Mikesell		Since	Mr. Thomas is a principal with the investment	Mr. Thomas is a director or	Mr. Thomas is a
Thomas(2)	Trustee	2004	firm Castle Creek Capital (since July 2008),	trustee of four investment	director and
1353			President and CEO of First Chicago Bancorp	companies (consisting of	chairman of the
Astor			(since November 2008) and CEO of First	56 portfolios) for which	Audit Committee for
Place			Chicago Bank of Trust (since November	UBS Global AM	Evanston
Chicago,			2008). He is the former President and CEO of	(Americas) or one of its	Northwestern
Illinois			Federal Home Loan Bank of Chicago ( 2004	affiliates serves as	Healthcare.
60610			to March 2008). Mr. Thomas was an	investment advisor, sub-
Age: 57			independent financial advisor (2001 to 2004).	advisor or manager.

(1)	Each Trustee holds office for an indefinite term.

(2)	As of January 1, 2009, each Trustee is also an Independent Trustee of UBS Supplementary Trust and UBS Private Portfolios Trust, which are both investment vehicles advised by UBS Global AM (Americas) and are excluded from registration under the Investment Company Act in reliance on the exemptions afforded by Section 3(c)(7) of the Investment Company Act. During the period from April 29, 2008 through January 1, 2009, each Trustee, other than Mr. Murphy and Ms. Smith, was also an

Independent Trustee of UBS Supplementary Trust and UBS Private Portfolios Trust, which are both investment vehicles advised by UBS Global AM (Americas) and are excluded from registration under the Investment Company Act in reliance on the exemptions afforded by Section 3(c)(7) of the Investment Company Act.

INVESTORS SHOULD RETAIN THIS AMENDMENT WITH THEIR STATEMENT OF ADDITIONAL INFORMATION FOR FUTURE REFERENCE.

UBS RELATIONSHIP FUNDS

PART C

OTHER INFORMATION

ITEM 23. EXHIBITS.

(a)	Articles of Incorporation.

	(1)	Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended and restated on May 20, 1996 and April 23, 2003 (the “Declaration”) is incorporated herein by reference to Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A (File No. 811- 9036) (the “Registration Statement”) as filed electronically with the SEC on April 29, 2003.

		(a)	Amended Exhibit A as of December 6, 2007 to the Amended and Restated Declaration of Trust is incorporated herein by reference to Post Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

		(b)	Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

	(2)	Certificate of Trust as filed with the Secretary of State of the State of Delaware on August 16, 1994 is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

		(a)	Amendment to Certificate of Trust dated April 21, 1995 is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

		(b)	Amendment to the Certificate of Trust effective April 8, 2002 is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(b)	By-laws.

	(1)	By-Laws dated August 22, 1994 are incorporated herein by reference to Post Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

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(a)	Certificate of Vice President and Assistant Secretary dated July 1, 2002 amending the By-Laws is incorporated herein by reference to Post Effective Amendment No. 21 to the Registrant’s Registration Statement as filed electronically with the SEC on July 3, 2002.

(b)	Amendment effective as of April 25, 2002 to the Trust’s By-Laws is incorporated herein by reference to Post Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

(c)	Certificate of Vice President and Assistant Secretary dated April 23, 2008 amending the By-Laws is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(c)	Instruments Defining Rights of Security Holders.

The rights of security holders of the Trust are further defined in the following sections of the Trust’s By-laws and Declaration:

	a.	By-laws

See Article I - “Meetings of Holders Article VI, “Interest”.

	b.	Declaration of Trust

See Article III - “Powers of Trustees”

See Article V - “Limitations of Liability”

See Article VI - “Units in the Trust”

See Article IX - “Holders”

See Article VIII - “Determination of Book Capital Account Balance, Net Income and Distributions”.

(d)	Investment Advisory Contracts.

(1)	Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. on behalf of the Brinson Global Securities Fund, Brinson Short-Term Fund, Brinson Post-Venture Fund, Brinson High Yield Fund, Brinson Emerging Markets Equity Fund and Brinson Emerging Markets Debt Fund is incorporated herein by reference to Post Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

	(a)	Amendment No. 1 dated June 26, 1997 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Equity

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Fund, Brinson U.S. Large Capitalization Equity Fund, Brinson U.S. Intermediate Capitalization Equity Fund, Brinson EXDEX(R) Fund, Brinson Non-U.S. Equity Fund, Brinson Bond Plus Fund, Brinson U.S. Bond Fund and Brinson U.S. Short/Intermediate Fixed Income Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(b)	Amendment No. 2 dated January 27, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Cash Management Prime Fund and Brinson Global Equity Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(c)	Amendment No. 3 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Large Capitalization Value Equity Fund and the Brinson Global Bond Fund and the elimination of the Brinson Short-Term Fund and the Brinson Global Equity Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(d)	Amendment No. 4 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson Short-Term Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(e)	Amendment No. 5 dated February 28, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the (i) Brinson U.S. Treasury Inflation Protected Securities Fund, (ii) Brinson Defensive High Yield Fund and (iii) Brinson Limited Duration Fund; (iv) the elimination of the Brinson EXDEX(R) Fund; (v) the name change of the Brinson Post-Venture Fund to the Brinson U.S. Small Capitalization Equity Fund; and (vi) the name change of the Brinson U.S. Large Capitalization Value Equity Fund to the Brinson U.S. Value Equity Fund is incorporated herein by reference to Post Effective Amendment No. 15 to the Registrant’s Registration Statement as filed electronically with the SEC on October 30, 2000.

(f)	Amendment No. 6 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the name change of the

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Brinson Global (Ex-U.S.) Equity Fund to the Brinson International Equity Fund is incorporated herein by reference to Post Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(g)	Amendment No. 7 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the deletion of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(h)	Amendment No. 8 dated December 13, 2001 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting (i) the name change of the Brinson Limited Duration Fund to the Brinson Enhanced Yield Fund and (ii) the name change of the Brinson U.S. Short/Intermediate Fixed Income Fund to the Brinson Short Duration Fund is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(i)	Amendment No. 9 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson Global Securities Fund to the UBS Global Securities Relationship Fund, (ii) the Brinson U.S. Small Capitalization Equity Fund to the UBS U.S. Small Cap Equity Relationship Fund, (iii) the Brinson Emerging Markets Equity Fund to the UBS Emerging Markets Equity Relationship Fund, (iv) the Brinson Emerging Markets Debt Fund to the UBS Emerging Markets Debt Relationship Fund, (v) the Brinson U.S. Equity Fund to the UBS U.S. Equity Relationship Fund, (vi) the Brinson U.S. Cash Management Prime Fund to the UBS U.S. Cash Management Prime Relationship Fund, (vii) the Brinson U.S. Value Equity Fund to the UBS U.S. Value Equity Relationship Fund, (viii) the Brinson International Equity Fund to the UBS International Equity Relationship Fund, (ix) the Brinson Short-Term Fund to the UBS Short-Term Relationship Fund, (x) the Brinson U.S. Large Capitalization Equity Fund to the UBS U.S. Large Cap Equity Relationship Fund, (xi) the Brinson U.S. Bond Fund to the UBS U.S. Bond Relationship Fund, (xii) the Brinson Global Bond Fund to the UBS Global Bond Relationship Fund, (xiii) the Brinson U.S. Intermediate Capitalization Equity Fund to the UBS U.S. Intermediate Cap Equity Relationship Fund, (xiv) the Brinson Bond Plus Fund to the UBS U.S. Core Plus Relationship Fund, (xv) the Brinson Short Duration Fund to the UBS Short Duration Relationship Fund, (xvi) the Brinson Enhanced Yield Fund to the UBS Enhanced Yield Relationship Fund, (xvii) the Brinson

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U.S. Treasury Inflation Protected Securities Fund to the UBS U.S. Treasury Inflation Protected Securities Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

	(j)	Amendment No. 10 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of the UBS U.S. Equity Relationship Fund to the UBS U.S. Large Cap Equity Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(2)	Investment Advisory Agreement dated October 30, 2000 between Registrant and Brinson Partners, Inc. on behalf of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

	(a)	Amendment No. 1 dated May 21, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Securitized Mortgage Fund is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

	(b)	Amendment No. 2 dated August 28, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the DSI Enhanced S&P 500 Fund is incorporated herein by reference to Post Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

	(c)	Amendment No. 3 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson High Yield Fund to the UBS High Yield Relationship Fund, (ii) the Brinson Defensive High Yield Fund to the UBS Defensive High Yield Relationship Fund, (iii) the Brinson Securitized Mortgage Fund to the UBS U.S. Securitized Mortgage Relationship Fund, and (iv) DSI Enhanced S&P 500 Fund to the DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

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	(d)	Amendment No. 4 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

	(e)	Amendment No. 5 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the UBS Defensive High Yield Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(3)	Investment Advisory Agreement, dated July 1, 2002, between the Registrant and UBS Global Asset Management (Americas) Inc. on behalf of UBS Global Securities Relationship Fund, UBS Global Bond Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund, UBS U.S. Intermediate Cap Relationship Fund, UBS U.S. Value Equity Relationship Fund, UBS U.S. Small Cap Equity Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Short Duration Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS U.S. Treasury Inflation Protected Securities Relationship Fund, UBS Short-Term Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, and UBS Opportunistic High Yield Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

	(a)	Amendment No. 1 dated August 19, 2002 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the name change of the UBS Global Bond Relationship Fund to the UBS Global Aggregate Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

	(b)	Amendment No. 2 dated April 29, 2003 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of the UBS Corporate Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

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(c)	Amendment No. 3 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of the UBS All Country World Ex US Equity Relationship Fund and the re- designation of (i) the UBS U.S. Large Cap Equity Relationship Fund to the UBS Large-Cap Select Equity Relationship Fund; (ii) the UBS U.S. Small Cap Equity Relationship Fund to the UBS Small-Cap Equity Relationship Fund; and (iii) the UBS U.S. Value Equity Relationship Fund to the UBS U.S. Large-Cap Value Equity Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(d)	Amendment No. 4 dated May 2, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Absolute Return Bond Relationship Fund; (ii) the UBS Emerging Markets Equity Completion Relationship Fund; (iii) the UBS U.S. Small- Mid Cap Core Relationship Fund; (iv) the UBS U.S. Small-Mid Cap Growth Relationship Fund; and (v) the UBS U.S. Equity Long/Short Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(e)	Amendment No. 5 dated November 3, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Global Equity Relationship Fund; (ii) the UBS U.S. Smaller Cap Equity Completion Relationship Fund; (iii) the UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund; (iv) the UBS U.S. Large Cap Growth Equity Relationship Fund; and (v) the UBS U.S. Large-Cap Select Growth Equity Relationship Fund and the re- designation of (i) the UBS U.S. Small-Mid Cap Growth Relationship Fund to the UBS U.S. Small-Mid Cap Growth Equity Relationship Fund; and (ii) the UBS U.S. Equity Long/Short Relationship Fund to the UBS U.S. Equity Alpha Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(f)	Amendment No. 6 dated December 6, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of UBS Absolute Return Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

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(g) Amendment No. 7 dated April 28, 2006 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the re-designation of (i) the UBS Absolute Return Bond Relationship Fund to the UBS Absolute Return Investment Grade Bond Relationship Fund and the addition of (i) the UBS Absolute Return Bond Relationship Fund; and (ii) the UBS Global (ex-US) Bond Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(h) Amendment No. 8 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Global Asset Management (Americas) Inc. reflecting the addition of (i) UBS Opportunistic Loan Relationship Fund and (ii) UBS U.S. Equity Alpha Value Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(e)	Underwriting Contracts.

Not applicable.

(f)	Bonus or Profit Sharing Contracts.

Not applicable.

(g)	Custodian Agreements.

(1) Custodian arrangements are provided under a Multiple Services Agreement effective May 9, 1997 (the “Agreement”) between the Registrant and Morgan Stanley Trust Company (“MSTC”) on behalf of each series of the Registrant. Effective October 1, 1998, MSTC was acquired by The Chase Manhattan Bank (“Chase”), and Chase assumed all of MSTC’s rights and obligations under the Agreement is incorporated herein by reference to Post Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(a) Amendment dated May 9, 2000 to the Registrant’s Agreement relating to Fee Obligation and Continuation of the Agreement is incorporated herein by reference to Post Effective Amendment No. 15 to the Registrant’s Registration Statement as filed electronically with the SEC on October 30, 2000.

(b) Amendment to Schedule B3 (Authorized Persons) of the Agreement as approved through March 7, 2008 is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

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(c) Amendment to Attachment A (Approved List of Borrowers) of the Agreement as approved through December 6, 2007 is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(d) Form of Amendment to Schedule A (Securities Lending Authorization), reflecting the re-designation of (i) the UBS Absolute Return Bond Relationship Fund to the UBS Absolute Return Investment Grade Bond Relationship Fund and the addition of (i) the UBS Absolute Return Bond Relationship Fund; and (ii) the UBS Global (ex-US) Bond Relationship Fund, is incorporated herein by reference to Post-Effective Amendment No. 28 to the Registrant’s Registration Statement as filed electronically with the SEC on April 28, 2006.

(e) Addendum (Fee Schedule) to the Agreement, dated May 1, 2007 is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(f) Amendment to Schedule B1 (List of Series), reflecting the addition of (i) UBS Opportunistic Loan Relationship Fund and (ii) UBS U.S. Equity Alpha Value Relationship Fund, is incorporated herein by reference to Post Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(h)	Other Material Contracts.

Not applicable.

(i)	Legal Opinion.

Not applicable.

(j)	Other Opinions.

Not applicable.

(k)	Omitted Financial Statements.

Not applicable.

(l)	Initial Capital Agreements.

Not applicable.

(m)	Rule 12b-1 Plan.

Not applicable.

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(n)	Rule 18f-3 Plan.

Not applicable.

(o)	Reserved

(p)	Codes of Ethics.

(1) Joint Code of Ethics of the Registrant and investment adviser is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(q)	Powers of Attorney.

(1) Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Stephen Fleischer, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell as attorneys-in-fact and agents to Walter E. Auch, Frank K. Reilly, Edward M. Roob, Adela Cepeda, J. Mikesell Thomas, Thomas Disbrow and Kai Sotorp is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH  THE FUND.

                         None.

ITEM 25. INDEMNIFICATION.

     As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), indemnification provisions for each of the Registrant’s Trustees, officers, employees, agents and persons who serve at the Trust’s request as directors, officers or trustees of other organizations in which the Trust has any interest as a shareholder, creditor or otherwise are set forth in Article V, Sections 5.2 and 5.3 of the Registrant’s Declaration as amended and restated on April 23, 2003. (included in Item 23(a)(1) above).

     Pursuant to Article V, Section 5.2 of the Registrant’s Declaration, the Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) and the TMP against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him, her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he, she or it may be involved or with which he, she or it may be threatened, while in office or thereafter, by reason of his, her or its being or having been such a Trustee, officer, employee, agent or TMP, except with respect to any matter as to which he, she or it shall have been adjudicated to have acted in bad faith, with willful misfeasance, gross negligence or reckless disregard of his, her or its duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to

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a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in conduct involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he, she or it did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he, she or it may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.2, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he, she or it is not entitled to such indemnification.

     Pursuant to Article V, Section 5.3 of the Registrant’s Declaration, no Holder shall be liable for any liabilities or obligations of the Trust. To the extent assets are available in the Trust, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his or her being or having been a Holder and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; and provided, further, that no Holder shall be entitled to indemnification by any series established in accordance with Section 9.8 unless such Holder is a Holder of Units of such series. The rights accruing to a Holder under this Section 5.3 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein.

     “Director and Officer” liability policies purchased by the Registrant insure the Registrant’s Trustees and officers, subject to the policies’ coverage limits, exclusions and deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

     The Registrant hereby undertakes that it will apply the indemnification provision of the Declaration, in a manner consistent with Release 11,330 of the SEC under the 1940 Act, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

     UBS Global Asset Management (Americas) Inc. provides investment advisory service for a variety of individuals and institutions. It presently provides investment advisory services to three other investment companies.

     For information as to any other business, profession, vocation or employment of a substantial nature in which the Registrant’s investment advisor, UBS Global Asset Management (Americas) Inc., and each director or officer of the Registrant’s investment advisor is or has been engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee within the last two fiscal years, reference is made to the Form ADV (File #801-34910) filed by it under the Investment Advisers Act of 1940, as amended.

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ITEM 27. PRINCIPAL UNDERWRITERS.

Not Applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

     All records described in Section 31(a) [15 U.S.C. 80a-30(a)] and the rules under that section, are maintained by the Registrant’s investment advisor, UBS Global Asset Management (Americas) Inc., One North Wacker Drive, Chicago, IL 60606, except for those maintained by the Registrant’s Custodian, JPMorgan Chase Bank (“Chase”), 270 Park Avenue, New York, New York 10017.

     Chase provides general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Registrant, including the coordination and monitoring of any third party service providers and maintains all such records relating to these services.

ITEM 29. MANAGEMENT SERVICES.

     The Registrant is not a party to any management-related service contracts not discussed in Part A or Part B.

ITEM 30. UNDERTAKINGS.

Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York, on the 24th day of December 2008.

                           UBS RELATIONSHIP FUNDS

              By:/s/ Joseph J. Allessie
               Joseph J. Allessie
                                              Vice President and Assistant Secretary

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EXHIBIT INDEX

EXHIBITS EXHIBIT NO.

None.

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